Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the nine months ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven P. Grimes as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company and James W. Kleifges as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven P. Grimes

By:	Steven P. Grimes
Chief Executive Officer, President, Chief Financial Officer and Treasurer

Date:	November 11, 2009

/s/ James W. Kleifges

By:	James W. Kleifges
Chief Accounting Officer

Date:	November 11, 2009